Exhibit 10.13

MARSHALL HOLDINGS INTERNATIONAL, INC.
CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE

Purpose

The purpose of the Governance and Nominating Committee of the Board of Directors is to assist the Board in identifying qualified individuals to become Board members and determining the composition of the Board and its committees.

Membership And Procedures

Membership and Appointment.  The Committee shall consist of not less than three members of the Board, with the exact number being determined by the Board.  The members of the Committee shall be appointed and replaced from time to time by the Board.

Independence.  Each member shall meet the independence requirements of applicable provisions of the federal securities laws and the rules promulgated thereunder and the applicable rules of The Nasdaq Stock Market, the New York Stock Exchange, or any other exchange where the shares of the Company may be listed or quoted for sale.

Authority to Retain Advisers.  In the course of its duties, the Committee shall have sole authority, at the Company’s expense, to engage and terminate search firms, as the Committee deems advisable, to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

Evaluation.  The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board.

Duties And Responsibilities

The Committee shall:

1.           Evaluate and make recommendations regarding the composition and size of the Board.

2.           Determine the composition of committees of the Board, with consideration of the desires of individual Board members.

3.           Monitor compliance with Board and Board committee membership criteria.

4.           Recommend nominees to the full Board to fill vacancies on the Board.

5.           Investigate suggestions for candidates for membership on the Board and shall recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board, including stockholder nominations for the Board.